UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 15, 2015

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3844 Kennett Pike, Wilmington, Delaware	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Acorn Energy, Inc., a Delaware corporation (the “Company”), today announced that on July 15, 2015, the Company received a Staff Determination Letter from the Nasdaq Listing Qualifications Department stating that the Company had not regained compliance with the minimum bid price requirement under Listing Rule 5550(a)(2) by July 13, 2015. As a result, the Company’s common stock is scheduled for delisting from The Nasdaq Capital Market beginning with the start of trading on Friday, July 24, 2015.

The Company expects its common stock will begin trading on the OTCQB trading platform operated by OTC Markets Group, effective July 24, 2015. The Company’s ticker symbol will remain “ACFN” and the Company will continue to make quarterly and other regulatory filings with the U.S. Securities and Exchange Commission. While the Company expects the trading of its common stock on the OTCQB to commence immediately on July 24, 2015, the stock may temporarily trade on OTC Pink for one or more trading sessions until the transfer to OTCQB is finalized.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 21st day of July, 2015.

ACORN ENERGY, INC.

By:	/s/ Michael Barth
Name:	Michael Barth
Title:	Chief Financial Officer

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